Exhibit 10.23(d)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TEXT OMITTED FROM THIS EXHIBIT IS MARKED WITH [***]

EXECUTION COPY

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Lease Amendment”) is executed as of the twenty fourth day of July, 2019 (the “Second Amendment Date”), by and between BIOBAT, INC., a New York Not-for-Profit corporation, having an address c/o SUNY Downstate Medical Center, 450 Clarkson Avenue, Box 129, Brooklyn, New York 11203 (“Landlord”), and BROOKLYN IMMUNOTHERAPEUTICS LLC, a Delaware limited liability company, having an address at the Brooklyn Army Terminal, 140 East 58th Street, Brooklyn, NY 11220 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and IRX Therapeutics, Inc., a New York corporation (“IRX”), entered into that certain Lease Agreement, dated as of September 28, 2015 (the “Lease”), as amended by that certain First Amendment to Lease Agreement, dated as of September 28, 2015 (the “First Lease Amendment”) (the Lease and First Amendment are collectively, the “Lease”), whereby IRX leased from Landlord certain space of approximately 6,322 rentable square feet (the “Existing Space”) in that certain building known as Building A of the Brooklyn Army Terminal, Brooklyn, New York (the “Building”);

WHEREAS, IRX and Tenant entered into that certain Assignment and Assumption of Lease, dated as of November 6, 2018, whereby IRX assigned to Tenant all of its right, title and interest in and to the Lease, and Tenant accepted the assignment and agreed to assume and be bound by and perform all covenants, conditions, obligations and duties of IRX under the Lease; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease and add additional space.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, and for other good and valuable consideration, Landlord and Tenant hereby enter into this Second Lease Amendment.

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Second Lease Amendment as if fully set forth herein.

(a) Tenant hereby leases additional space of approximately [***] rentable square feet shown on Exhibit A (the “Additional Space”) to run coterminous with the Term under this Lease and shall expire on the same date as the Expiration Date (as it may have been extended) hereunder. Accordingly, the Section 1.1 of the Lease is deleted in its entirety and replaced with the following:

Section 1.1 Landlord leases and demises to Tenant and Tenant rents and leases from Landlord the following described space (the “Premises”), which Premises are shown on Exhibit A attached hereto and made a part hereof and located in Building A of the Brooklyn Army Terminal, Brooklyn, New York (the “Building”):

Floor(s): Second Floor

Rentable Square Footage (“RSF”)	approximately [***] rentable square feet consisting of the existing approximately [***] rentable square feet containing wet lab space and office space, plus approximately [***] rentable square feet of Clean Room space.

For purposes of this Section 1.1, the “Clean Room” shall be used to process clinical grade active pharmaceutical ingredients (api) pursuant to 21 CFR part 210 (subset b) of FDA regulations, ISO classification standards and relevant cGMP guidelines.

(b) Exhibit A in the Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

(c) Section 1.3 is hereby deleted in its entirety.

(d) The following shall be added after Section 2.3:

Section 2.4 Preparation of Premises. Tenant shall perform Tenant’s Work in the Premises in accordance with Exhibit D-1 attached hereto. Landlord shall deliver the Premises to Tenant as of the date hereof in a broom-swept condition for the purposes of performing Tenant’s Work. All fixtures installed in connection with Tenant’s Work shall become a part of the Premises once they are attached to the Premises, except for the modular components of the Clean Room which Tenant shall be entitled to dismantle and remove at the end of the Term provided the Premises shall be restored to the condition as of the date hereof or better.

By its execution hereof, Tenant shall accept the Premises in their condition as of the date hereof; (ii) Landlord shall have no obligation for any defects in the Premises except for latent defects; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

(e) Exhibit B hereto is added as Exhibit D-1 to the Lease.

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(f) Section 3.1 is hereby deleted in its entirety and replaced with the following:

Section 3.1

Base Rent. During the Term, Tenant agrees to pay to Landlord, the following base rent payable in equal monthly installments on or before the first day of each month (“Base Rent”), which Base Rent shall increase on January 1st of each Lease Year by an amount equal to the then-current Base Rent multiplied by three (3%) percent:

Lease Year For Tenant from Second Amendment Commencement Date	Annual Base Rent	Monthly Base Rent
Lease Year 1 July 1, 2019 – June 30, 2020	[***]	[***]
Lease Year 2 July 1, 2020 – June 30, 2021	[***]	[***]
Lease Year 3 July 1, 2021 – June 30, 2022	[***]	[***]
Lease Year 4 July 1, 2022 – June 30, 2023	[***]	[***]
Lease Year 5 July 1, 2023 – June 30, 2024	[***]	[***]
Lease Year 6 July 1, 2024 –June 30, 2025	[***]	[***]
Lease Year 7 July 1, 2025 – Dec. 31, 2015	[***]	[***]

Section 3.3 is hereby deleted in its entirety and replaced with the following:

Section 3.3 Payment of Operating Expenses and Taxes.

(a) Commencing on the Commencement Date and continuing on the first day of each calendar month thereafter during the Term, Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share to reimburse Landlord for its Operating Expenses and Taxes, if any, concurrently with the monthly Base Rent payment. As of the Effective Date, Tenant’s Pro Rata Share of the Operating Expenses is $[***]/RSF, which the amount shall increase on January 1st of each Lease Year by an amount equal to the then current amount multiplied by three (3%) percent as set forth in the table below.

Lease Year	Annual Pro Rata Share of the Operating Expenses	Monthly Pro Rata Share of the Operating Expenses
Lease Year 1 July 1, 2019 – June 30, 2020	[***]	[***]
Lease Year 2 July 1, 2020 – June 30, 2021	[***]	[***]
Lease Year 3 July 1, 2021 – June 30, 2022	[***]	[***]

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(b) For purposes of this Lease,

“Tenant’s Pro Rata Share” shall be Tenant’s share of Landlord’s Operating Expenses for the Property. a fraction, the numerator of which is the RSF of the Premises and the denominator of which is the RSF of the Landlord’s Premises, as the same may be re-determined any time RSF is added to or subtracted from the Landlord’s Premises as set forth herein. As of the date hereof, the RSF of the Landlord’s Premises for purposes of this calculation is [***] RSF. RSF shall be deemed added to the Landlord’s Premises for purposes of this calculation on the date Landlord determines that such RSF is ready to receive tenant improvements and is offered for rental to the public. Within thirty (30) days following written request from Tenant (but not more than once every twelve (12) months), Landlord shall certify to Tenant in writing as to the then RSF of the Landlord’s Premises. For purposes of determining the Tenant’s Pro Rata Share of the insurance for the Building, the numerator shall be the RSF of the Premises and the denominator shall be [***] RSF.

“Operating Expenses” shall mean all costs and expenses incurred or made by Landlord or charged to Landlord in connection with the Property or the operation and management thereof, exclusive of Taxes. Operating Expenses may include, without limitation: (i) costs of cleaning, security, janitorial service for the Common Areas, rubbish removal, heating, electricity, air conditioning, utilities, risers/shafts and cable maintenance, tempered water and water for customary lavatory use, window cleaning, and maintenance and repairs, maintenance of the grounds, sidewalks, access roads, sanitary sewer and related connections, equipment and fixtures, drainage, storm water management and related fixtures and equipment, and parking lots; (ii) service contracts or other agreements with independent contractors for any of the foregoing (including, but not limited to, fire alarm, security system, electric system, elevator, and heating, ventilation and air conditioning (“HVAC”) maintenance); (iii) management fees; (iv) wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operating, maintenance or security of the Property; (v) the cost of all Landlord’s insurance including, without limitation, casualty, liability and loss of rent insurance equal to eighteen (18) month’s rent for the gross rent roll (including Additional Rent), and the amount of any insurance deductibles; (vi) legal fees (excluding fees incurred in connection with enforcement action against an existing tenant or in negotiating a new lease); (vii) payments, other than Taxes, to the city and/or county in which the Landlord’s Premises is located and other agencies or governmental agencies including, but not limited to, water and sewer charges; (viii) fees and charges of any association, or special district affecting the Property; (ix) fees and charges, under any agreements affecting the Common Areas such as any reciprocal easement agreements, operation and maintenance agreements and park covenant and restriction agreements and the like; (x) all rent, additional rent, (including, without limitation, common area charges and capital reserve fund contributions) and all other charges payable under the Prime Lease or any other ground lease or other lease to which this Lease is subject; (xi) supplies; and (xii) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Landlord’s Premises or any part thereof.

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The term “Operating Expenses” shall not include: (i) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or condemnation to the extent covered by Landlord’s insurance, but excluding any deductibles; (ii) any cost (such as electricity or overtime services) to the extent such costs are separately charged to and payable by Tenant hereunder; (iii) leasing commissions and expenses associated with procuring tenants, including, lease concessions, lease take-over obligations; (iv) interest on and amortization of debt; (v) interest and penalties for late payment of taxes; (vi) wages or salaries of employees of property or building manager; (vii) expenses resulting from any violation by Landlord of the terms of any ground or underlying lease or mortgage to which this Lease is subordinate; (viii) fines and penalties (to the extent not attributable to any act or omission of Tenant or its agents, employees or contractors) which, under this Lease, are the responsibility of Landlord; (ix) fees and costs associated with any refinancing of mortgage debt on the Property; and (x) any item for which reimbursement is actually made to Landlord from another source (e.g., insurance proceeds or payment from another tenant).

Notwithstanding anything to the contrary contained in this Lease, Landlord may, at its sole option, instead of using Tenant’s Pro Rata Share or sub-metering, allocate electricity, water and sewer, and gas used in the Common Areas to Tenant and other tenants of the Landlord’s Premises based upon Tenant’s and such other tenants’ consumption of electricity, water and sewer, and gas as reasonably determined by Landlord.

(c) Tenant shall also pay (i) before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy tax in connection with the Premises. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority in a timely fashion, and (ii) Tenant shall also pay to Landlord the applicable state sales tax on all Rent simultaneously with the payment by Tenant of the Rent as otherwise required by applicable Legal Requirements (as hereinafter defined).

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(g) Sections 12.1 and 12.2 are hereby deleted and replaced with the following:

Section 12.1 Tenant shall carry and contractually cause and require that its contractors carry (at their sole expense from and after the date hereof and during the Term) the following insurance:

(a) Property Insurance and Boiler & Machinery insurance (the latter is applicable if Tenant has any machinery or equipment on the Premises) with “Special Form” coverage, including earthquakes and flood insurance, insuring Tenant’s alterations and improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein (collectively, “Tenant’s Property”), such insurance coverage to be equal to the full replacement cost value (without deduction for depreciation) of Tenant’s Property, with wind and flood deductibles not exceeding the lesser of [***] ([***]%) of the total insured value (“TIV”) or $[***];

(b) Either as part of the above referenced property insurance or as a separate property insurance policy, business interruption insurance with “Special Form” coverage including the same perils in (a) above in an amount not less than the aggregate Base Rent and Additional Rent payable for the eighteen (18) month period immediately following the loss. The insurance required in this subsection shall designate Landlord as loss payee and shall be in the broadest form available covering loss of income;

(c) Workers’ compensation, Employer’s Liability, and New York State Disability and Paid Family Leave insurance with coverage in statutory amounts covering all persons employed by Tenant, and other statutory forms of insurance for all persons who under applicable law shall be required to be covered;

(d) Commercial general liability insurance written on the most recent edition of ISO form CG 00 01 or its equivalent for the Premises in a combined coverage for bodily injury and property damage in an amount not less than [***] ($[***]) per occurrence and [***] ($[***]) aggregate or [***] ($[***]) per occurrence and aggregate during construction. Tenant shall name Landlord, Landlord’s mortgagee, the Prime Landlord, the City of New York, Research Foundation for the State University of New York, State University of New York Downstate Medical Center, any manager of the Building and/or the Landlord’s Premises, and any other person designated by Landlord, and their respective employees, directors, officers, officials, members, and agents (“Additional Insureds”) as additional insureds for both ongoing and products/completed operations with coverage as broad as the most recent edition of ISO CG 20 10 and CG 20 37 or their equivalents under such policy. Such policy shall insure against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the use or occupancy of the Premises by Tenant, its employees, agents, representatives or contractors. The additional insured coverage that applies to the Prime Landlord (currently New York City Economic Development Corporation), the City of New York and Prime Landlord’s building manager (if any) must be provided via a Designated Organization additional insured endorsement that specifically identifies each additional insured and shall not require privity of contract between the aforementioned additional insureds and the Tenant. The use of blanket additional endorsements which requires privity of contract with the Additional Insureds is prohibited. Tenant acknowledges that Landlord, Prime Landlord and the City are materially relying upon the content of most recent edition of ISO Form CG 00 01 or its equivalent if applicable to implement Landlord’s commercial general liability insurance requirements under this Section 12.1(b). Accordingly, Tenant agrees that non-standard exclusions and other modifications to the most recent edition of ISO Form CG 00 01 01 or to its equivalent if applicable regarding coverage for contractual liability, employer’s liability, and New York Labor Law are prohibited under the terms and conditions of this Section 12.1(b). The liability coverage shall (i) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (ii) contain cross liability endorsements or a severability of interest clause acceptable to Landlord; and (iii) specifically cover the liability assumed by Tenant under this Lease including, without limitation, Tenant’s indemnification obligations under this Lease; and

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(e) Pollution/Environmental Liability Insurance covering bodily injury, including death, and property damage, including loss of use of damaged property or use of property that has not been physically injured or destroyed, which in any event shall not be less than [***] ($[***]) per occurrence, unless otherwise approved in writing by Landlord, which limit(s) may be increased from time to time as reasonably required by Landlord based on the Tenant’s activities and decreased from time to time. Tenant shall name Landlord, Landlord’s mortgagee, the Prime Landlord, the City of New York, any manager of the Building and/or the Landlord’s Premises, and any other person designated by Landlord as additional insureds under such policy. Such insurance shall provide coverage for actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of pollutants (including, without limitation, any Hazardous Materials), including any loss, cost or expense incurred as a result of any cleanup of pollutants (including, without limitation, any Hazardous Materials) or in the investigation, settlement or defense of any claim, suit or proceeding against any of the Additional Insureds arising from the activities and operations under this Lease. The coverage for bodily injury and property damage and clean up shall apply to both on and off the Premises (including throughout the Terminal) exposures and shall include, without limitation, coverage for improper or inadequate: (i) environmental management practices; (ii) biological, chemical and radioactive materials handling and waste disposal; (iii) written emergency plans in the event of a chemical spill or release; (iv) training or supervision of staff who handle biological materials, chemicals and hazardous wastes; (v) storage of chemicals and Hazardous Materials; and (vi) loading, unloading, transportation, and/or off-site disposal of Hazardous Materials. Coverage must not exclude transportation (owned and non-owned vehicles) of the Hazardous Materials to and from the Premises and all related events which may occur in the Premises and/or elsewhere in the Terminal. Coverage must not exclude operations of basic lab support rooms (BSL 1), vector labs (BSL 2) and separate labs used for vectors and immunology (BSL 3) and BSL 4, vaccination bioscience research laboratories, and/or related product development center. If such coverage is written on a claims-made basis, such policy shall have a retroactive date preceding the effective date of this Lease, and continuous coverage shall be maintained, or an extended discovery period exercised, for a period of not less than three (3) years following the Expiration Date.

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Notwithstanding the above Section 12.1(e), Tenant shall only be required to carry such Pollution/Environmental Liability Insurance upon the earlier of occupancy of or storage of chemicals and Hazardous Materials on the Premises.

(f) Automobile Liability insurance, covering applicable owned, hired and non-owned vehicles, with limits as reasonably designated by Landlord from time to time, but in any event, with limits of not less than [***] ($[***]) combined single limit with respect to bodily injury, death and property damage per occurrence and adding the Additional Insureds as additional insureds on a primary and non-contributory basis.

(g) All of Tenant’s insurance shall be with responsible companies qualified to do business in the State of New York, in good standing and holding a “general policy rating” of A- VIII or better, as set forth in the most current issue of Best Key Rating Guide, and shall be written on an occurrence basis (and not claims made). Landlord, Landlord’s mortgagee and any other person designated by Landlord shall be named as additional insureds with respect to all liability insurance policies.

(h) Tenant must deposit with Landlord the following for such insurance at or before Tenant or its agents, employees or contractors enters the Premises for any purpose whatsoever, and thereafter within fifteen (15) days before the expiration of any such policies: (i) with respect to the insurance required under Section 12.1(a) and (b), an ACORD Form 28 with changes requested by Landlord or other form reasonably acceptable to Landlord; (ii) with respect to the insurance required under Section 12(c) and 12(f), a certificate of insurance in form reasonably acceptable to Landlord; and (iii) with respect to the insurance required under Section 12(d), (e), and (f), Tenant’s policy of insurance or certificates with endorsements evidencing additional insured coverage for the Additional Insureds has been added to Tenant’s policy in a form reasonably satisfactory to Landlord. All insurance shall provide that Landlord shall receive at least thirty (30) days prior written notice of cancellation or amendment to the same. All such policies or certificates shall be delivered with satisfactory evidence of the payment of the premium therefor.

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(i) All chemicals, molecules, laboratory data, computers, merchandise, furniture, fixtures and property which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part of the Premises is destroyed or damaged by fire, water or by the leaking or bursting of water pipes, or in any other manner, no part of such loss or damage will be charged to Landlord.

Section 12.2 Coverages. Landlord shall maintain during the Term, with solvent and responsible companies:

(a) Building and Personal Property Coverage, with “Special Form” coverage for the Landlord’s Premises in an amount equal to the full replacement value of the Landlord’s Premises along with, at Landlord’s option, loss of rents insurance for up to [***] ([***]) months of Rent; and

(b) commercial general liability insurance covering injuries occurring at the Property, which shall provide for a combined coverage for bodily injury and property damage in an amount not less than [***] ($[***]) per occurrence.

(c) The cost of all insurance coverage provided to Landlord shall be an Operating Expense and subject to reimbursement in connection with Tenant’s Pro Rata Share. All such insurance and all other insurance required by this Lease shall satisfy all requirements for insurance under the Prime Lease and any Mortgage. With respect to the insurance to be carried by Tenant hereunder, to the extent that the Prime Lease, Mortgage or Landlord in its commercially reasonable discretion requires higher limits, additional insurance, additional coverages or additional insureds or otherwise imposes requirements in addition to or more onerous than the requirements set forth herein, then Tenant, on behalf of and at the expense of Tenant, shall obtain insurance satisfying all such additional or more onerous requirements.

(i) The content of Article XIII is hereby deleted in its entirety and replaced with “INTENTIONALLY DELETED”.

(j) Section 21.1 is hereby deleted and replaced with the following:

Subordination. This Lease is and shall be subject and subordinate to (i) the City Lease, (ii) the Prime Lease and (iii) all Mortgages held by Landlord and Prime Landlord. The subordination in this Section 21.1 is self-executing and no further instrument shall be required to establish the subordination set forth herein. In addition, this Lease is and shall be subject and subordinate to any other existing underlying leases affecting the Premises and to all renewals, modifications, consolidations, replacements, and extensions thereof. If any Mortgagee requests an SNDA from Tenant, then Tenant shall execute and deliver to Mortgagee such Mortgagee’s form of SNDA in recordable form within twenty (20) days of such request.

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(k) Section 23.1 is modified to add the following after the last sentence:

Notwithstanding the foregoing, upon the expiration or earlier termination of this Lease, Landlord may, in its sole discretion, require Tenant to remove the improvements installed in connection with Tenant’s Work. If Landlord elects to require some or all of Tenant’s Work to be removed, Tenant shall cause such removal and restoration to condition on the date hereof or better to occur at Tenant’s expense promptly upon the early termination or expiration of this Lease or Landlord shall remove or cause to be removed Tenant’s Work at Tenant’s expense.

(l) The first sentence of Section 27.1 is hereby deleted and replaced with the following:

“Tenant has deposited with Landlord a sum of [***] ($[***]) Dollars as additional security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease.”

(m) The content of Article XXXIX is hereby deleted in its entirety and replaced with “INTENTIONALLY DELETED”.

2. Landlord’s Work. Tenant acknowledges that Landlord’s Work has been completed.

3. Ratification. Except as expressly set forth in this Second Lease Amendment, the terms and conditions of the Lease are hereby ratified and reaffirmed and shall continue in full force and effect without any change or modification and shall apply for the balance of the Lease Term.

4. Broker. Tenant hereby represents and warrants to Landlord that it has not dealt with any broker in connection with this Second Lease Amendment, and there are no brokerage fees or commissions payable in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker.

5. Examination of Second Lease Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

6. Definitions. Except as otherwise provided herein, the capitalized terms used in this Second Lease Amendment shall have the definitions set forth in the Lease.

7. Reservation of Rights; No Waiver. By executing this Second Lease Amendment, Landlord does not waive its right to assert (a) any events or conditions that would constitute defaults under the Lease, or (b) any monetary or other obligations owed by Tenant to Landlord under the Lease. Landlord expressly reserves and does not waive any rights under the Lease, at law, and in equity. Acceptance by Landlord of any partial performance, including without limitation partial performance of any unpaid obligations under the Lease, by Tenant is and will be without prejudice to the rights and remedies of Landlord under the Lease, at law and in equity.

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8. Incorporation. This Second Lease Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

9. Conflict. In the event of any conflict between the provisions of the First Lease Amendment and the Second Lease Amendment, the provisions of this Second Lease Amendment shall control.

10. Effective Upon Execution. This Lease is transmitted for examination only and does not constitute an offer to Lease. This Lease shall become effective only upon execution hereof by the Parties and delivery by Landlord to Tenant of an executed Lease.

11. Entire Agreement. This instrument contains the entire and only agreement between the Parties. No oral statements or representations or prior written matter not contained herein shall have any force or effect.

12. Amendments. This Lease shall not be modified, changed, or amended in any way or canceled, terminated or abridged except by a writing subscribed by both Parties.

13. Counterparts. This Lease may be executed in one or more counterparts, each one of which shall be deemed an original. E-mail (PDF attachment) and facsimile signatures shall also be sufficient to bind the Parties.

14. Invalidity of Certain Provisions. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Second Lease Amendment to be executed on the day and year first above written.

LANDLORD:

BIOBAT, INC., a New York Not-for-Profit corporation

By:	/s/ Eva Cramer
Name:	Eva Cramer
Title:	President

TENANT:

BROOKLYN IMMUNOTHERAPEUTICS LLC, a Delaware limited liability company

By:	/s/ Mark Leuchtenberger
Name:	Mark Leuchtenberger
Title:	Interim President and CEO

Signature Page to Second Amendment to Lease Agreement

EXHIBIT A

TO

SECOND AMENDMENT TO LEASE AGREEMENT

[***]

Exhibit A-1

EXHIBIT B

EXHIBIT D-1

WORK LETTER

[***]

Exhibit B-1